Exhibit 14.1 Code of Ethics for Senior Financial Officers of North Central Bancshares, Inc.

                 CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS OF

                         NORTH CENTRAL BANCSHARES, INC.

Policy Statement
----------------

It is the policy of North Central Bancshares, Inc. that the Senior Financial Officers of North Central Bancshares, Inc. and First Federal Savings Bank of Iowa adhere to and advocate certain professional and ethical conduct in the fulfillment of their responsibilities. This professional and ethical conduct includes the promotion of professional conduct in the practice of financial management for the financial services industry, publicly traded companies and otherwise, as well as the deterrence of wrongdoing. Senior Financial Officers hold an important and elevated role in corporate governance in that they are uniquely capable and empowered to ensure that all stockholders' interests are appropriately balanced, protected and preserved.

Purpose
-------

This purpose of this Code of Ethics for Senior Financial Officers of North Central Bancshares, Inc. ("Code") is to provide principles to which Senior Financial Officers of each of North Central Bancshares, Inc. and First Federal Savings Bank of Iowa (hereinafter sometimes collectively referred to as "NCB" or the "Company") are expected to adhere and advocate. They embody rules regarding individual and peer responsibilities, as well as responsibilities to other employees, the public and other stakeholders. It is expected that Senior Financial Officers will not violate the specific guidelines nor conduct themselves in any manner which violates the spirit of the Code.

Senior Financial Officer
------------------------

The term "Senior Financial Officer" shall include the Company's principal executive officer, principal operating officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Board of Directors of the Company shall, by resolution, designate the Senior Executive Officers who shall be subject to this Code, which designations shall be updated from time to time, as appropriate.

Statement of Ethics
-------------------

All Senior Financial Officers of the Company shall:

1. Act ethically, with honesty and integrity, including ethically handling actual or apparent conflicts of interest between personal and professional relationships.

2. Perform responsibilities with a view to causing reports and documents filed with, or submitted to the Securities and Exchange Commission ("SEC") and in other public communications made by the Company, to contain disclosure of information which is full, fair, accurate, timely and understandable.

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3.       Comply with laws of federal, state and local governments applicable to
         Company, and the rules and regulations of private and public regulatory agencies having jurisdiction over the Company.

4. Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting or omitting material facts or allowing independent judgment to be compromised.

5. Encourage and reward professional integrity in all aspects of the Company's finance and accounting departments, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear or reprisal, or alienation from the Company itself.

6. Provide a mechanism for members of the finance and accounting departments to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior.

7. Respect the confidentiality of information acquired in the course of the performance of his or her responsibilities except when authorized or otherwise legally obligated to disclose, and not use confidential information acquired in the course of the performance of his or her responsibilities for personal advantage.

8.       Proactively promote ethical behavior among subordinates and peers.

9. Use corporate assets and resources employed or entrusted to them in responsible manner.

10. Not use corporate information, corporate assets, corporate opportunities or one's positions with the Company for personal gain, and not compete directly or indirectly with the Company.

11. Comply in all respects with the Company's Code of Ethics, Statement of Company Policy Regarding Confidential Information and Stock and Securities trading by Directors, Officers and Employees, and Statement of Company Policy Regarding Disclosure of Material Information.

12.      Advance the Company's legitimate interests when the opportunity arises.

Compliance and Compliance Monitoring
------------------------------------

1. All Senior Financial Officers of each of North Central Bancshares, Inc. and First Federal Savings Bank of Iowa will be required to annually certify their compliance with the Code and file such certification with the Audit Committee of the Board of Directors.

2. Any violations of this Code may result in disciplinary action, up to and including immediate termination.

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3.       The Audit Committee shall have the power to monitor, make
         determinations, and recommend action to the Board of Directors with respect to violations of the Code.

4. The Audit Committee shall annually review with management the implementation of this Code, and shall assure that the Board of Directors of the Company receives an objective and adequate flow of information as to the matters that lie within the scope of the Code.

5. Any alleged violations of this Code shall be promptly reported to the Chairman of the Audit Committee.

6. If an employee would feel more comfortable submitting his or her inquiry or reporting a concern on an anonymous basis, the employee may do so by writing or faxing the same to the Chairman of the Audit Committee.

7. Any waivers of any provision of this Code shall be approved and documented by the Board of Directors and shall be disclosed on a timely basis, in accordance with applicable law. Waivers will not be granted except under extraordinary or special circumstances.

Amendments to Code
------------------

Any amendments made to this Code shall be approved by the Board of Directors of the Company and shall be disclosed on a timely basis, in accordance with applicable law.

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                           CERTIFICATION OF COMPLIANCE
                           ---------------------------

              WITH CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS OF
              ----------------------------------------------------

                         NORTH CENTRAL BANCSHARES, INC.
                         ------------------------------

         I hereby certify to the Audit Committee of North Central Bancshares, Inc. that:

         1. I have read the Code of Ethics For Senior Financial Officers of North Central Bancshares, Inc. ("Code") at least once during the past 12 months and understand my responsibility to comply with the principles and policies contained in the Code. I recognize that my failure to comply with such principles and policies will be cause for severe disciplinary action or termination of my employment.

         2. Except as stated in paragraph 3, immediately below:

            (a) To the best of my knowledge, I and members of my immediate family, do not have any interest which might be deemed to be a conflict of interest under the Code;

            (b) To my knowledge, I have not violated any federal, state, local or foreign law in connection with the Company's business; and

            (c) I am not aware of any Company activities which violate the Code.

         3. Exceptions to the above should be noted below:





         I hereby certify that the above statements are, to the best of my knowledge and belief, true and accurate.


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